UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

A summary of a presentation providing certain information regarding Blackstone Real Estate Income Trust, Inc., a Maryland corporation (“BREIT” or the “Company”), is set forth below in this Current Report on Form 8-K under this Item 7.01. In addition, the Company has posted the full presentation on its website at www.breit.com under “For Stockholders” in the “Resources” section. References herein to “we,” “us” or “our” refer to the Company and its subsidiaries unless the context specifically requires otherwise.

BREIT Q1 2026 Update

Amid significant public market volatility to start the year, BREIT continued to deliver differentiated performance and portfolio stability. Building on our strong performance momentum in 2025 (+8.1% net return for Class I), BREIT delivered a +2.0% net return in the first quarter of 2026 with positive performance every month.1,2

Since inception over nine years ago (2017), BREIT has delivered a +9.3% annualized net return (Class I), outperforming publicly traded REITs by ~60% and the broader private real estate universe by ~3x on an annualized basis.2,3 Importantly, BREIT has delivered this strong performance across vastly different investment environments, from a period of persistently low interest rates to a global pandemic and then to one of the fastest interest rate increases in history.

BREIT also continued to provide consistent income with potential tax benefits. In 2025, 100% of BREIT’s distribution was classified as return of capital, bringing our 4.7% annualized distribution rate (Class I) to 7.4% on a tax-equivalent basis, based on federal taxes.4,5,6 For investors in high-tax states such as New York or California, the tax-equivalent rate can be even more compelling at approximately 9–10%.7* Importantly, BREIT has paid this distribution for 109 consecutive months (Class I), providing a durable and consistent source of portfolio income.8

Diversification in a Changing World

Volatility has increasingly become a defining feature of public markets and the first quarter of 2026 was no exception. The S&P 500 moved up or down by more than 1% on nearly half of all trading days in the quarter, with the index falling more than 9% from peak to trough before rebounding.9,10 Against a backdrop of structurally higher volatility, the need for uncorrelated sources of return to achieve appropriate diversification and risk management is increasingly important, especially as traditional sources of diversification have proven less effective. Both bonds and gold have become more correlated with equities in recent years, with both delivering negative performance nearly 75% of the time the S&P 500 has been down over the last several years.11

Conversely, private real estate has long served as a diversifying source of return in portfolios given its low correlation to public markets, and that remains true today.12 Through moments of volatility, private real estate can still provide diversification, stability, and healthy performance, which we believe makes it a meaningful building block of a resilient portfolio. With BREIT’s track record of outperformance relative to other private real estate options since inception, we believe BREIT is well-positioned as a core private real estate allocation.3,13

Real Estate Recovery

The long-term case for private real estate and BREIT is clear, but we also believe the opportunity for real estate today is especially compelling. Real estate values have reset to historically attractive levels and are on a path of recovery but remain 15% below the peak.14 We believe this has created one of the best entry points in recent years, particularly compared to equities and fixed income which are trading near all-time highs despite recent volatility.15 An attractive entry point combined with strong, fundamental tailwinds often spells outperformance, and that gives us conviction that there is meaningful upside for real estate as the recovery continues.

We believe that key to the ongoing recovery is the supply backdrop, and we are seeing dramatic declines in new construction starts in BREIT’s key sectors. In fact, multifamily and industrial starts are at the lowest levels in over a decade, down ~60% from their recent peaks due to higher input and financing costs over the last several years.16 Construction starts are a powerful leading indicator for real estate. This pullback should set the stage for stronger rent growth and higher values for existing assets, and we are starting to see this flow into fundamentals across our markets.

Also critical to the recovery is the strength of the real estate capital markets, which are very healthy today. U.S. commercial mortgage-backed securities (“CMBS”) issuance was up ~40% year-over-year in 2025, reaching its highest level in over a decade, and Q1 2026 issuance was 6% higher than the same time last year.17,18 At the same time, all-in borrowing costs are down ~40% from their 2023 high.19 Simply put, there is more debt capital available at a cheaper price.

This backdrop is driving greater transaction activity and stronger pricing, with volumes up 18% year-over-year as more buyers compete for assets at better prices.20

In fact, sentiment towards real estate is the most positive it has been in years. Many institutions and individuals are pivoting to tangible, hard assets in a world of AI disruption and indicating increased appetite to invest in real estate.21 We are seeing this reflected in BREIT’s fundraising, with subscriptions in Q1 2026 up +44% compared to Q1 2025, and three consecutive months of positive net flows. We believe these results reflect not only the attractive relative value of real estate today but are also a recognition of BREIT’s highly differentiated performance and portfolio.

Actively Managed, High Conviction Portfolio

In a world of accelerating change, understanding where the puck is headed and spotting trends early is critical. At Blackstone, we have been honing this skill for more than 30 years, and it is the essence of our high-conviction, thematic investment approach. As the world’s largest owner, buyer, and seller of commercial real estate, we believe Blackstone Real Estate’s $600B portfolio of nearly 13,000 real estate assets allows us to see the world in real time, spot trends early, and invest at scale behind our highest conviction themes.22

As a BREIT stockholder, this approach is exactly what you are getting and is as important as ever today. As active managers, we are always looking for ways to ensure your capital is invested behind our best ideas. Today, BREIT’s portfolio is ~90% concentrated in Blackstone Real Estate’s highest conviction sectors of rental housing, industrial, and data centers, and ~65% concentrated in fast-growing Sunbelt markets.23

Data centers continue to be the fastest-growing part of BREIT’s portfolio and a powerful driver of recent performance. Blackstone and BREIT were early movers in the data center space, acquiring QTS well before the AI revolution supercharged the sector.** We have grown data centers in BREIT’s portfolio from just 1% in 2020 to 23% today, driven by tremendous leasing momentum and demand. This momentum continues to drive significant value creation for BREIT, and we believe data centers remain the best risk-adjusted place to invest capital today. BREIT invested $5.8B into pre-leased data center developments in 2025 and another $2.4B in the first quarter of 2026 alone.24 With QTS’ leasing pipeline more than doubling year-over-year, we expect deployment to increase substantially from here, positioning BREIT for sustained growth potential well into the future.25**

Industrial remains a core pillar of BREIT’s portfolio and continues to benefit from strong, durable demand tailwinds. Our industrial portfolio is focused on last-mile, infill locations near dense population centers which are benefiting from customer demand for faster e-commerce deliveries, and we believe growth in e-commerce will continue to compound with the adoption of AI and agentic commerce. We are also seeing spillover demand from ~$10T+ of new private and foreign investment announcements in the U.S., with manufacturing-related leasing up ~40% year-over-year.26,27 These powerful tailwinds drove record leasing activity across our industrial portfolio in the fourth quarter of 2025, up +84% year-over-year.28 With new construction starts at decade lows, we believe the sector is well-positioned for sustained rent growth ahead.

Our rental housing portfolio is strategically diversified across multifamily, single-family rental, student, and affordable housing to deliver sustained performance across market cycles. Multifamily continues to face some near-term headwinds, with elevated supply in the Sunbelt, but our long-term conviction in the sector remains strong. The U.S. is building fewer homes today than in the 1960s despite the population having nearly doubled, resulting in a structural undersupply of ~4-5 million homes.29 At the same time, demand for multifamily has remained durable across market cycles, with strong occupancy of ~95% and rents growing steadily at ~3% annually on average.30,31 While rent growth in some markets has moderated in the short-term, the long-term fundamentals are compelling, and the sector remains one of Blackstone Real Estate’s highest conviction themes.

At Blackstone, we remain grounded in the fundamentals and focused on the long-term themes shaping the opportunity set today. We believe BREIT’s portfolio is a strong reflection of this mindset: even as the role of AI in our economy continues to grow and evolve, people will still live in apartments, goods will still flow through warehouses, and data centers will become all the more essential to house compute. As we look ahead, we are confident in BREIT’s ability to continue delivering long-term wealth creation, consistent income with potential tax benefits, and portfolio diversification, just as it has for more than nine years now. We are grateful for your trust, partnership and support.

Past performance does not predict future returns. Financial data is estimated and unaudited. All figures as of March 31, 2026, unless otherwise noted. Opinions expressed reflect the current opinions of BREIT as of the date appearing in the materials only and are based on BREIT’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

The properties, sectors and geographies referenced herein do not represent all BREIT investments. The selected investment examples presented or referred to herein may not be representative of all transactions of a given type or of investments generally and are intended to be illustrative of the types of investments that have been made or may be made by BREIT in employing its investment strategies. It should not be assumed that BREIT’s investment in the properties identified and discussed herein were or will be profitable or that BREIT will make equally successful or comparable investments in the future. Please refer to www.breit.com/properties for a complete list of real estate investments (excluding equity in public and private real estate related companies).

Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof.

Returns. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information and are net of all BREIT expenses, including general and administrative expenses, transaction-related expenses, management fees, performance participation allocation, and share-class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class S shares, Class T shares and Class D shares were offered in BREIT’s primary offering but are currently only available to existing holders of such classes pursuant to BREIT’s distribution reinvestment plan. Class S-2 shares, Class T-2 shares, Class D-2 shares and Class I shares may be purchased in BREIT’s primary offering and through BREIT’s distribution reinvestment plan. The inception dates for the Class S, T, D and I shares are January 1, 2017, June 1, 2017, May 1, 2017 and January 1, 2017, respectively. The inception date for Class S-2, T-2 and D-2 shares is September 1, 2025. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Returns listed as (with sales load) assume payment of the full upfront sales charge at initial subscription (3.5% for Class S and S-2 and Class T and T-2 shares; 1.5% for Class D and D-2 shares). The sales charge for Class D shares became effective May 1, 2018. The sales charge for Class S-2, T-2 and D-2 shares became effective September 1, 2025. Returns listed as (no sales load) exclude up-front selling commissions and dealer manager fees. Returns for periods greater than one year are annualized consistent with the IPA Practice Guideline 2018. Returns for periods of less than one year are not annualized. BREIT no longer offers Class S, T, and D shares in its primary offering, and instead offers Class S-2, T-2 and D-2 shares in its primary offering. Due to the short duration since inception, ITD returns for the -2 classes are not yet meaningful. Please see performance information for Class S, T and D shares for additional information.

Sponsor. This material makes reference to Blackstone, a premier global investment manager. The real estate group of Blackstone, Blackstone Real Estate, is BREIT’s sponsor and an affiliate of the BREIT Adviser. Information regarding Blackstone and Blackstone Real Estate is included to provide information regarding the experience of BREIT’s sponsor and its affiliates. An investment in BREIT is not an investment in BREIT’s sponsor or Blackstone as BREIT is a separate and distinct legal entity.

Tax Information. The tax information herein is provided for informational purposes only, is subject to material change, and should not be relied upon as a guarantee or prediction of tax effects. This material also does not constitute tax advice to, and should not be relied upon by, potential investors, who should consult their own tax advisors regarding the matters discussed herein and the tax consequences of an investment. A portion of REIT ordinary income distributions may be tax deferred given the ability to characterize ordinary income as Return of Capital (“ROC”). ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the ROC distributions. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for REIT distributions. Investors should be aware that a REIT’s ROC percentage may vary significantly in a given year and, as a result, the impact of the tax law and any related advantage may vary significantly from year to year. The tax benefits are not applicable to capital gain dividends or certain qualified dividend income and are only available for qualified REITs. If BREIT did not qualify as a REIT, the tax benefit would be unavailable. BREIT’s board also has the authority to revoke its REIT election. There may be adverse legislative or regulatory tax changes and other investments may offer tax advantages without the set expiration. An accelerated depreciation schedule does not guarantee a profitable return on investment and ROC reduces the basis of the investment. While we currently believe that the estimations and assumptions referenced herein are reasonable under the circumstances, there is no guarantee that the conditions upon which such assumptions are based will materialize or are otherwise applicable. This information does not constitute a forecast, and all assumptions herein are subject to uncertainties, changes and other risks, any of which may cause the relevant actual, financial and other results to be materially different from the results expressed or implied by the information presented herein. No assurance, representation or warranty is made by any person that any of the estimations herein will be achieved, and no recipient of this example should rely on such estimations. Investors may also be subject to net investment income taxes of 3.8% and/or state income tax in their state of residence which would lower the after-tax distribution rate received by the investor.

Third Party Information. Certain information contained in this material has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

Use of Leverage. BREIT uses and expects to continue to use leverage. If returns on such investment exceed the costs of borrowing, investor returns will be enhanced. However, if returns do not exceed the costs of borrowing, BREIT performance will be depressed. This includes the potential for BREIT to suffer greater losses than it otherwise would have. The effect of leverage is that any losses will be magnified. The use of leverage involves a high degree of financial risk and will increase BREIT’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of BREIT’s investments. This leverage may also subject BREIT and its investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions.

*

Assumes that the investment in BREIT shares is not sold or redeemed. The tax-equivalent distribution rate would be up to 1.5% lower taking into account deferred capital gains tax that would be payable upon repurchase. See notes 4 and 5 and “Important Disclosure Information-Tax Information” for more information.

**

In 2021, BREIT along with certain Blackstone-managed investment vehicles formed a joint venture and acquired all outstanding shares of common stock of QTS. As of March 31, 2026, BREIT’s ownership in QTS was 35% and the QTS investment accounted for 22.5% of BREIT’s real estate asset value.

1.

“Performance momentum” reflects the continuation of positive monthly net returns for BREIT’s Class I shares during each month of Q1 2026. Monthly returns during this period have varied and have not been consistent with the annualized pace of 2025 results. Past performance does not predict future returns, and there can be no assurance that positive monthly returns will continue. BREIT’s share price is subject to less volatility because its per share NAV is based on the value of real estate assets it owns and not subject to market pricing forces as are the prices of publicly traded companies. Although BREIT’s share price is subject to less volatility, BREIT shares are significantly less liquid than publicly traded companies, and are not immune to fluctuations.

2.

Represents BREIT Class I shares. Please see above for Q1’26, 1-Year, 3-Year, 5-Year and Inception to date (“ITD”) net returns. Returns for periods greater than one year are annualized consistent with the IPA Practice Guideline 2018. Returns for periods of less than one year are not annualized. January 1, 2017 reflects BREIT Class I’s inception date. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information, and are net of all BREIT expenses, including general and administrative expenses, transaction related expenses, management fees, performance participation allocation, and share class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class D shares, Class S shares and Class T shares were offered in BREIT’s primary offering but are currently only available to existing holders of such classes pursuant to BREIT’s distribution reinvestment plan. Class D-2 shares, Class S-2 shares, Class T-2 shares and Class I shares may be purchased in BREIT’s primary offering and through BREIT’s distribution reinvestment plan. The inception dates for the Class I, D, S and T shares are January 1, 2017, May 1, 2017, January 1, 2017 and June 1, 2017, respectively. The inception date for Class D-2, S-2 and T-2 shares is September 1, 2025. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Returns listed as (with sales load) assume payment of the full upfront sales charge at initial subscription (1.5% for Class D and D-2 shares; 3.5% for Class S and S-2 and Class T and T-2 shares). The sales charge for Class D shares became effective May 1, 2018. The sales charge for Class D-2, S-2 and T-2 shares became effective September 1, 2025. Returns listed as (no sales load) exclude up-front selling commissions and dealer manager fees. BREIT no longer offers Class D, S, and T shares in its primary offering, and instead offers Class D-2, S-2 and T-2 shares in its primary offering. Due to the short duration since inception, ITD returns for the -2 classes are not yet meaningful. Please see performance information for Class S, T and D shares for additional information. Please see www.breit.com/performance for information on BREIT returns. See “Important Disclosure Information – Use of Leverage”.

3.

Publicly traded REITs reflect the MSCI U.S. REIT Index total return as of March 31, 2026. BREIT’s Class I inception date is January 1, 2017. Private real estate reflects the NFI-ODCE net total return as of March 31, 2026. During the period from January 1, 2017 to March 31, 2026, BREIT’s Class I annualized total net return of 9.3% was 60% higher than the MSCI U.S. REIT Index annualized total return of 5.8%. During the period from January 1, 2017 to March 31, 2026, BREIT Class I’s annualized total return of 9.3% was 2.7x the NFI-ODCE annualized total net return of 3.5%. BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. The volatility and risk profile of the indices presented are likely to be materially different from that of BREIT including that BREIT’s fees and expenses may be higher and BREIT shares are significantly less liquid than publicly traded REITs. See “Important Disclosure Information – Index Definitions”.

4.

Represents Class I Shares. Reflects the current month’s distribution annualized and divided by the prior month’s net asset value, which is inclusive of all fees and expenses. Annualized distribution rate for the other share classes: Legacy Class S: 3.8%; Class S-2: 3.8%; Legacy Class T: 3.9%; Class T-2: 3.9%; Legacy Class D: 4.5%; Class D-2: 4.5%. Class D-2, Class S-2 and Class T-2 shares were first sold on September 1, 2025 and the annualized distribution rate reflects the current month’s distribution for such share class annualized and divided by the net asset value of Class D, Class S and Class T shares as of the prior month. Distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, ROC or offering proceeds, and advances or the deferral of fees and expenses. We have no limits on the amounts we may fund from such sources. Our inception to date cash flows from operating activities, along with inception to date net gains from investment realizations, have funded 100% of our distributions through March 31, 2026. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Distributions” in BREIT’s Quarterly Report on Form 10-Q for more information.

5.

7.4% tax-equivalent distribution rate assumes that the investment in BREIT shares is not sold or redeemed and reflects the pre-tax distribution rate an investor would need to receive from a theoretical investment to match the 4.7% after-tax distribution rate earned by a BREIT Class I stockholder based on BREIT’s 2025 ROC of 100%, if the distributions from the theoretical investment (i) were classified as ordinary income subject to tax at the top marginal tax rate of 37%, (ii) did not benefit from the 20% tax rate deduction and (iii) were not classified as ROC. The ordinary income tax rate could change in the future. Tax-equivalent distribution rate for the other share classes are as follows: Class S: 6.0%; Class S-2: 6.0%; Class T: 6.2%; Class T-2: 6.2%; Class D: 7.2% and Class D-2: 7.2%. The tax-equivalent distribution rate would be reduced by 1.2%, 1.2%, 1.3%, 1.3%, 1.4% 1.4% and 1.5% for Class S, S-2, T, T-2, D, D-2, and I shares, respectively, taking into account deferred capital gains tax that would be payable upon redemption. This assumes a one-year holding period and includes the impact of deferred capital gains tax incurred in connection with a redemption of BREIT shares. Upon redemption, an investor is assumed to be subject to tax on all prior return of capital distributions at the current maximum capital gains rate of 20%. The capital gains rate could change in the future. ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the return of capital distributions. See “Important Disclosure Information–Tax Information” for more information.

6.

ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the ROC distributions. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for REIT distributions. BREIT’s ROC in 2021, 2022, 2023, 2024 and 2025 was 92%, 94%, 85%, 96% and 100%, respectively.

7.

State tax rate assumes top marginal tax rates plus any applicable surtaxes. NY State: 10.9%; NYC: 3.876%; CA: 13.3%; HI: 11.1%; DC: 10.75%; NJ: 10.75%. Includes 37% federal tax rate. NYC Resident tax rate includes the New York State Tax Rate.

8.

As of March 31, 2026, BREIT has delivered 109, 109, 106 and 107 months of consecutive distributions for the Class I, S, T and D shares, respectively. Class S-2, T-2 and D-2 shares were first sold on September 1, 2025, and BREIT has delivered 7, 7 and 7 months of consecutive distributions for the Class S-2, T-2 and D-2 shares, respectively, as of March 31, 2026.

9.

Bloomberg. Represents the number of U.S. equity market trading days during Q1 2026 in which the S&P 500 Index experienced an intra-day price movement of at least ±1% relative to the prior trading day’s closing price, based on daily high and low levels. Percentages reflect the share of total trading days in the period meeting this threshold.

10.	Reflects difference in Q1 2026 returns of the S&P 500 from January 27, 2026 peak to March 30, 2026 trough.

11.	Represents Bloomberg as of March 26, 2026.

12.

Correlation measures how one investment performs in relation to another, with a coefficient of +1 being a perfect, positive correlation and a coefficient of -1 being a perfect, negative correlation. When two asset classes have a correlation of +1, they will both move up or down by the same amount in the same direction. Conversely, a correlation of -1 indicates that when one asset class moves up or down, the other moves in the opposite direction by the same amount. In general, asset classes with a correlation of less than 0.70 or greater than -0.70 are considered to have relatively low correlation. Private real estate is represented by the NFI-ODCE. Equities are represented by the total return of the S&P 500 Index, including dividends. Investment grade bonds are represented by the total return of the Bloomberg U.S. Aggregate Bond Index. Municipal bonds are represented by the Bloomberg U.S. Municipal Index. See “Important Disclosure Information–Index Definitions” and “–Trends”.

13.

Represents BREIT Class I shares. 2018 net returns for the other share classes: Legacy Class S shares (no sales load): 7.6%; Legacy Class S shares (with sales load): 3.9%; Legacy Class T shares (no sales load): 7.4%; Legacy Class T shares (with sales load): 3.7%; Legacy Class D shares (no sales load): 7.9%; Legacy Class D shares (with sales load): 6.3%. 2022 net returns for the other share classes: Legacy Class S shares (no sales load): 7.5%; Legacy Class S shares (with sales load): 3.8%; Legacy Class T shares (no sales load): 7.4%; Legacy Class T shares (with sales load): 3.7%; Legacy Class D shares (no sales load): 8.0%; Legacy Class D shares (with sales load): 6.4%. BREIT no longer offers Class D, S, and T shares in its primary offering, and instead offers Class D-2, S-2 and T-2 shares in its primary offering. Class S-2, T-2 and D-2 shares were first sold on September 1, 2025. See “Important Disclosure Information– Returns” for more information on BREIT’s returns. Morningstar. S&P 500 reflects total returns, private real estate reflects the NFI-ODCE net total return and the MSCI U.S. REIT Index total return. The volatility and risk profile of the indices presented are likely to be materially different from that of BREIT including that BREIT’s fees and expenses may be higher and BREIT shares are significantly less liquid than publicly traded companies. See “Important Disclosure Information–Index Definitions”.

14.

Green Street Advisors, as of March 31, 2026. Reflects the Commercial Property Price Index for All Property, which captures the prices at which U.S. commercial real estate transactions are currently being negotiated and contracted. Real estate values “reset...but still remain 15% below the peak” refers to the November 30, 2023 trough. See “Important Disclosure Information–Index Definitions”.

15.

S&P 500 reflects total gross return, as of March 31, 2026. “Near all-time high” refers to the closing price of the S&P 500 on March 31, 2026. Corporate bonds reflect the total return of the ICE BofA U.S. High Yield Index, as of March 31, 2026. “Near all-time high” refers to the closing price of the ICE BofA U.S. High Yield Index on March 31, 2026. See “Important Disclosure Information–Index Definitions”.

16.

Declining new supply refers to new construction starts in the multifamily and industrial sectors. Multifamily: RealPage Market Analytics, as of March 31, 2026. Represents change in annual starts as a percent of prior year end stock figures for the trailing months as of Q1’26 compared to the year-ended 2022. Data reflects institutional-quality product across RealPage Market Analytics Top 150-tracked markets and excludes New York City. As of March 31, 2026, the multifamily sector accounted for 19% of BREIT’s real estate asset value. Industrial: CoStar, as of April 15, 2026. Represents change in annual starts as a percent of prior year-end stock figures for the trailing twelve months as of Q1’26 compared to the year-ended 2022. Data reflects the following Logistics and Flex subsectors per CoStar: Light Manufacturing, Manufacturing, Showroom, Bulk Warehouse, Distribution, Light Distribution, Light Industrial and Warehouse. As of March 31, 2026, the industrial sector accounted for 21% of BREIT’s real estate asset value.

17.	JP Morgan, as of December 31, 2025. Represents total U.S. CMBS volume (includes SASB, Conduit and CRE CLO) as of the year ended December 31, 2025, compared to the year ended December 31, 2024.

18.

JP Morgan, as of March 31, 2026. Represents total U.S. CMBS volume (includes SASB, Conduit and CRE CLO) as of the quarter ended March 31, 2026, compared to the quarter ended March 31, 2025. Comparisons are included for illustrative purposes only, and there can be no assurance that CMBS issuance volume will continue to increase.

19.

Blackstone Proprietary Data, as of March 31, 2026. Represents estimated all-in borrowing costs for high-quality logistics transactions at ~65-70% avg. LTV. Spread reflects weighted average spread across all rating tranches applied to est. rating agency capital structures from each respective period. ’23 wide reflects peak base rate and spreads for representative BX SASB CMBS transactions in ’23. March ’26 reflects all-in borrowing costs across recent logistics BX SASB CMBS transactions. There can be no assurance that financing costs will continue to decline and changes in this measure may have a negative impact on BREIT’s performance.

20.	MSCI Real Capital Analytics, as of February 2026. Reflects transactions over $2.5M.

21.

“Pivoting to tangible, hard assets” refers to increased demand for commercial real estate focused investment products. Private Equity Real Estate (“PERE”) 2026 Investor Perspectives as of February 3, 2026. Blackstone Advisor Pulse Survey as of January 2026. See “Important Disclosure Information– Blackstone Proprietary Data”.

22.

Real Capital Analytics, as of March 31, 2026, represents world’s largest owner of commercial real estate and reflects estimated market value. Largest buyer and seller reflect transaction volume since January 1, 2000. No compensation was paid by Blackstone in exchange for, or connection with, Real Capital Analytics’ reports. The ranking should not be considered an endorsement of Blackstone or BREIT by Real Capital Analytics. Green Street Advisors, as of December 31, 2025, represents Blackstone’s position as the most active borrower in the SASB real estate market in 2025. No compensation was paid by Blackstone in exchange for, or connection with, Green Street Advisors’ reports. The ranking should not be considered an endorsement of Blackstone or BREIT by Green Street Advisors. $600B as of December 31, 2025. Represents the total real estate value of all drawn, closed and committed investments in Blackstone’s opportunistic real estate private equity funds, core+ real estate private equity funds, and the Blackstone real estate debt funds plus dry powder. There can be no assurance that committed but not yet closed transactions will close as expected or at all. Blackstone Inc. (“Blackstone”) is a premier global investment manager. The real estate group of Blackstone, Blackstone Real Estate, is BREIT’s sponsor and an affiliate of BREIT’s adviser, BX REIT Advisors L.L.C. (the “Adviser”). Information regarding Blackstone and Blackstone Real Estate is included to provide information regarding the experience of BREIT’s sponsor and its affiliates. An investment in BREIT is not an investment in BREIT’s sponsor or Blackstone as BREIT is a separate and distinct legal entity.

23.

“Property Sector” weighting is measured as the asset value of real estate investments for each sector category divided by the asset value of all of BREIT’s real estate investments, excluding the value of any third-party interests in such real estate investments. “Region Concentration” represents regions as defined by the National Council of Real Estate Investment Fiduciaries (“NCREIF”) and the weighting is measured as the asset value of real estate properties for each regional category divided by the asset value of all of BREIT’s real estate properties, excluding the value of any third-party interests in such real estate properties. “Sunbelt” reflects comparison between the South and West regions versus the rest of the United States as defined by NCREIF.

24.

$5.8B represents BREIT’s deployment into QTS data center developments for the twelve months ended December 31, 2025. $2.4B represents BREIT’s deployment into QTS data center developments for the three months ended March 31, 2026. As of March 31, 2026, BREIT’s ownership in QTS was 35% and the QTS investment accounted for 22.5% of BREIT’s real estate asset value.

25.

Year-over-year compares QTS’ leasing pipeline as of March 31, 2026 to March 31, 2025. There can be no assurance that these leases will commence on their current expected terms, or at all, and this information should not be considered an indication of future performance.

26.	The White House, as of April 2026.

27.	Blackstone Proprietary Data, as of December 31, 2025. Reflects manufacturing-related leasing activity year-over-year.

28.

Blackstone Proprietary Data, as of December 31, 2025. Reflects the average quarterly square footage leased, including both new leases and renewals, for the fourth quarter of 2025 compared to the fourth quarter of 2024.

29.	Brookings Institute, as of November 2024. Reflects the cumulative shortfall for total residential units (owned and rented) from 2006 – 2023.

30.	Axiometrics, as of December 2025. Reflects national multifamily occupancy presented on a trailing 4-quarter average from 2000 to 2025.

31.	RealPage Market Analytics. Represents average quarterly same-store effective rent growth from January 1, 2000 to December 31, 2025.

Index Definitions

An investment in BREIT is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment. BREIT’s share price is subject to less volatility because its per share NAV is based on the value of real estate assets it owns and is not subject to market pricing forces as are the prices of the asset classes represented by the indices presented. Although BREIT’s share price is subject to less volatility, BREIT shares are significantly less liquid than these asset classes, and are not immune to fluctuations. Private real estate is not traded on an exchange and will have less liquidity and price transparency. The value of private real estate may fluctuate and may be worth less than was initially paid for it.

The volatility and risk profile of the indices presented is likely to be materially different from that of BREIT, including those related to fees and expenses, liquidity, safety, and tax features. In addition, the indices employ different investment guidelines and criteria than BREIT; as a result, the holdings in BREIT may differ significantly from the holdings of the securities that comprise the indices. The indices are not subject to fees or expenses, are meant to illustrate general market performance and it may not be possible to invest in the indices.

The performance of the indices has not been selected to represent an appropriate benchmark to compare to BREIT’s performance, but rather is disclosed to allow for comparison of BREIT’s performance to that of well-known and widely recognized indices. A summary of the investment guidelines for the indices presented is available upon request. In the case of equity indices, performance of the indices reflects the reinvestment of dividends.

BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. Your ability to redeem shares in BREIT through BREIT’s share repurchase plan may be limited, and fees associated with the sale of these products can be higher than other asset classes. In some cases, periodic distributions may be subsidized by borrowed funds and include a return of investor principal. This is in contrast to the distributions investors receive from large corporate stocks that trade on national exchanges, which are typically derived solely from earnings. Investors typically seek income from distributions over a period of years. Upon liquidation, return of capital may be more or less than the original investment depending on the value of assets.

An investment in private real estate (i) differs from Treasury notes, the Bloomberg 10-Year U.S. Treasury Bellwethers Index because Treasury notes are guaranteed as to the timely payment of principal and interest, (ii) differs from high yield corporate bonds and the ICE BofA High Yield Index in that private real estate investments are not fixed-rate debt instruments and such bonds represent debt issued by corporations across a variety of issuers with varying pricing, terms and conditions, (iii) differs from investment grade bonds, the Bloomberg U.S. Aggregate Bond Index in that private real estate investments are not fixed-rate debt instruments and such bonds represent debt issued by corporations across a variety of issuers with varying pricing, terms and conditions, (iv) differs from municipal bonds and the Bloomberg U.S. Municipal Index in that private real estate investments are not fixed-rate debt instruments and such bonds represent debt issued by municipalities with various pricing, terms, and conditions, (v) differs from the MSCI U.S. REIT Index in that private real estate investments are not publicly traded U.S. Equity REITs, (vi) differs from the NFI-ODCE in that such index represents various private real estate funds with differing terms and strategies, (vii) differs from equities, the S&P 500 Index in that private real estate investments are not large or mid cap stocks and are not publicly traded, (viii) differs from the Green Street Commercial Property Price Index in that such index represents various private real estate values with differing sector concentrations.

The Bloomberg 10-Year U.S. Treasury Bellwethers Index is an unmanaged index representing the most recently auctioned U.S. Treasury note with 10 years’ maturity. It represents a universe of Treasury notes and is used as a benchmark against the market for long-term maturity fixed-income securities. The index assumes reinvestment of all distributions and interest payments. Treasury notes are subject to interest rate risk and are guaranteed as to the timely payment of principal and interest.

The Bloomberg U.S. Aggregate Bond Index is a broad-based benchmark that measures the investment-grade, USD-denominated, fixed-rate taxable bond market. Investment grade bonds provide broad exposure to U.S. investment grade bonds including government bonds. Increases in interest rates may cause the price of bonds to decrease. Corporate bonds are subject to credit risk. An investment in investment grade bonds is generally considered to be a less risky investment than private real estate.

The Bloomberg U.S. Municipal Index covers the USD-denominated long-term tax exempt bond market. It includes general obligation and revenue bonds, which both can be pre-refunded years later and get reclassified as such. An investment in municipal bonds is generally considered to be a less risky investment than private real estate.

The Green Street Commercial Property Price Index (“CPPI”) is a value-weighted time series of unleveraged U.S. commercial property values with an inception date of December 31, 1997. CPPI is shown to illustrate general market trends for informational purposes only, does not represent any specific investment and does not reflect how BREIT has performed or will perform in the future. The index captures the prices at which commercial real estate transactions are currently being negotiated and contracted, measuring price changes across select property types covered by Green Street Advisors. All Property Sector weights: retail (20%), apartments (15%), health care (15%), industrial (12.5%), office (12.5%), lodging (7.5%), data center (5%), net lease (5%), self-storage (5%), and manufactured home park (2.5%). Apartments refers to multifamily, lodging refers to hospitality.

The ICE BofA U.S. High Yield Index is a capitalization-weighted index that measures the performance of USD-denominated, below investment grade rated, fixed rate corporate debt publicly issued in the U.S. domestic market. An investment in high-yield corporate bonds is generally considered to be a less risky investment than private real estate.

The MSCI U.S. REIT Index is a free float-adjusted market capitalization index that is comprised of equity REITs. The index is based on the MSCI USA Investable Market Index (IMI), its parent index, which captures large, mid and small cap securities. It represents about 99% of the U.S. REIT universe. The index is calculated with dividends reinvested on a daily basis.

The NFI-ODCE is a capitalization-weighted, gross of fees, time-weighted return index with an inception date of December 31, 1977. Published reports also contain equal-weighted and net of fees information. Open-end funds are generally defined as infinite-life vehicles consisting of multiple investors who have the ability to enter or exit the fund on a periodic basis, subject to contribution and/or redemption requests, thereby providing a degree of potential investment liquidity. The term diversified core equity typically reflects lower-risk investment strategies utilizing low leverage and is generally represented by equity ownership positions in stable U.S. operating properties diversified across regions and property types. While funds used in the NFI-ODCE have characteristics that differ from BREIT (including differing management fees and leverage), BREIT’s management feels that the NFI-ODCE is an appropriate and accepted index for the purpose of evaluating the total returns of direct real estate funds. Comparisons shown are for illustrative purposes only and do not represent specific investments. Investors cannot invest in this index. BREIT has the ability to utilize higher leverage than is allowed for the funds in the NFI-ODCE, which could increase BREIT’s volatility relative to the index. Additionally, an investment in BREIT is subject to certain fees that are not contemplated in the NFI-ODCE.

The S&P 500 Index is a market capitalization-weighted index that includes 500 stocks representing all major industries. Returns are denominated in U.S. dollars. The S&P 500 Index is a proxy of the performance of the broad U.S. economy through changes in aggregate market value. The S&P 500 Index is a widely used barometer of U.S. stock market performance. The key risk of the S&P 500 Index is the volatility that comes with exposure to the stock market.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD. The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates.” “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions and pre-leased but not yet occupied development properties. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BREIT believes these factors include but are not limited to those described under the section entitled “Risk Factors” in BREIT’s prospectus and annual report for the most recent fiscal year, and any such updated factors included in BREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BREIT’s public filings). Except as otherwise required by federal securities laws, BREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: May 20, 2026

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer